Exhibit 99.1
Cavium Networks Contact:
Angel Atondo
Marketing Manager
Tel: (650) 623-7033
Email: angel.atondo@caviumnetworks.com
Press Release
Cavium Networks to Acquire Taiwan-Based Star Semiconductor
Mountain View, Calif., July 16, 2008 — Cavium Networks (NASDAQ: CAVM), a leading provider of semiconductor products that enable intelligent processing for networking, communications and security and wireless applications, today announced that it is has signed a definitive agreement to acquire certain assets and business of Star Semiconductor Corporation. Star Semiconductor is a Taiwan-based design-house in Hsinchu with expertise in building highly integrated ARM-based SOC processors for the broadband, connected home and SoHo market segments. This acquisition will provide Cavium Networks with a highly experienced stand-alone SOC processor team based in Taiwan. The net purchase price of the acquisition will be approximately $9 million in cash. The acquisition is expected to close in the third calendar quarter of 2008.
Cavium’s existing OCTEON single- and dual-core processor lines address gateway applications in the broadband market including SOHO/SMB, FTTH and enterprise 802.11n access point applications. This acquisition will enable Cavium to deliver highly optimized, cost effective and low power SOC processors to address a significantly broader range of network connected, triple-play enabled devices for the digitally connected home and office. Cavium Networks plans to continue to ship and sell Star’s existing product lines.
“Cavium Networks’ technology is enabling intelligent networks around the globe,” said Syed Ali, CEO and President of Cavium Networks, “adding Star Semiconductor’s highly experienced SOC team focused on broadband and network connected devices will enable us to significantly expand our served end markets. We are very excited about the addition of Star Semiconductor to the Cavium family”
“Star Semiconductor has assembled a proven, highly experienced team of hardware, software and board-designers in Taiwan,” said Steven Huang, Chairman and CEO of Star Semiconductor, “being based in Taiwan, we have intimate knowledge of application requirements in the broadband and network connected device markets.

Working with local customers, we have developed significant core IP for these markets. Future products will combine Cavium and Star’s IP to build highly-differentiated, low-power solutions for Cavium’s target markets. We look forward to leveraging Cavium’s customer relationships and global sales to proliferate the use of the Star technology world-wide.”
About Cavium Networks
Cavium Networks is a leading provider of highly integrated semiconductor products that enable intelligent processing in networking, communications, storage, wireless and security applications. Cavium Networks offers a broad portfolio of integrated, software compatible processors ranging in performance from 10 Mbps to 10 Gbps that enable secure, intelligent functionality in enterprise, data-center, broadband/consumer and access & service provider equipment. Cavium Networks processors are supported by ecosystem partners that provide operating systems, tool support, reference designs and other services. Cavium Networks principal offices are in Mountain View, CA with design team locations in California, Massachusetts and India. For more information, please visit: http://www.caviumnetworks.com.
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Note on Forward-Looking Statements
This press release may contain forward-looking statements regarding future events that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. These forward-looking statements involve risks and uncertainties, as well as assumptions that if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include but are not limited to, the consummation of the asset acquisition; the rate of new design wins; the rate at which existing design wins go into production; technological advances; pricing pressures; general economic conditions; development of new products and technologies; manufacturing difficulties; whether Cavium Networks is successful in marketing its products; the rate at which Star’s employees accept employment with Cavium Networks’ Taiwan subsidiary; the success of integrating the assets being acquired with Cavium Networks’ products; the utility of acquired assets and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission. More information about these and other risks that may impact Cavium’s business are set forth in the “Risk Factors” section of our Form 10K filed with the Securities and Exchange Commission on March 10, 2008 and our Form 10Q filed on May 2, 2008. All forward-looking statements in this press release are based on information available to us as of the date hereof and qualified in their entirety by this cautionary statement, and we assume no obligation to revise or update these forward-looking statements.